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                                                                Exhibit 10(a)(7)

                    FORM OF SEVERANCE COMPENSATION AGREEMENT

         This Agreement is effective as of the date it is signed by both AQUILA, INC., a Delaware corporation (the "Company"), and ("Executive").

         WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as defined in Section 2 below) of the Company or a Spin-Off affecting Executive (as defined in Section 3 below) of a business unit of the Company; and

         WHEREAS, this Agreement sets forth the severance compensation to which the Executive will be entitled upon certain conditions if the Executive's employment with the Company or a Spin-Off Purchaser (as defined in Section 3) terminates following a Change in Control or a Spin-Off.

         1. TERM. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (a) three years from the date hereof if a Change in Control or a Spin-Off affecting Executive has not occurred within such three-year period; provided that the term of this Agreement shall be automatically extended for an additional year upon each anniversary of the date hereof until a party provides notice to the other party that such automatic extention shall cease, in which case this Agreement shall terminate at the end of the then existing three-year term; (b) the termination of the Executive's employment prior to a Change in Control or a Spin-Off affecting Executive by the Company or the Executive for any reason, with or without Cause (as defined in Section 4(c) below); (c) the Executive's death; (d) the termination of the Executive's employment following a Change in Control or a Spin-Off affecting Executive by the Company, or the Spin-Off Purchaser, as the case may be, for Cause, or as a result of the Executive's Disability (as defined in Section 4(a) below), or Retirement (as defined in Section 4(b) below); (e) the termination of the Executive's employment following a Change in Control or a Spin-Off affecting Executive by the Executive for any reason other than for Good Reason (as defined in Section 4(d) below; or (f) three years from the date of a Change in Control of the Company or one year from the date of a Spin-Off affecting Executive.

         2. CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:

                  (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

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                  (b) the following individuals cease for any reason to
         constitute at least two-thirds (2/3) of the number of directors then serving: individuals who, on August 4, 1998, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company (as such terms are used in Rule 14A-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination of election by the Company's shareholders was approved by a vote of a least two-thirds (2/3) of the directors then still in office who either were directors on August 4, 1998, or whose appointment, election or nomination for election was previously approved; or

                  (c) there shall be consummated a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in (1) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (2) such of Richard C. Green, Jr. and Robert K. Green continue as members of the board of directors of the surviving entity or ultimate parent thereof as were members of the Board of the Company immediately prior to such transaction, and (3) individuals described in paragraph (B) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                  (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.


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         For purposes of this Section 2, the following definitions shall apply:

         (a) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (c) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange
         Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         3. SPIN-OFF AFFECTING EXECUTIVE.

         (a) A Spin-Off affecting Executive shall be deemed to have occurred if
(i) there shall be consummated by the Company any Disposition (as defined below) of any Business Unit (as defined below): and (ii) as a result of such Disposition the Executive's employment with the Company is terminated.

         (b) "Business Unit" means any direct or indirect subsidiary of the Company (of which the Company holds directly or indirectly at least 50% of the Voting Securities), or any unincorporated unit of the Company, which subsidiary or unincorporated unit is operated as a unit within the Company and which is determined by the Incumbent Board in its sole discretion to be a separate business unit at the time of the Disposition.

         (c) "Disposition" means any of the following: (i) there shall be consummated (x) any reorganization, consolidation or merger of the Business Unit following which the Company owns, directly and indirectly, less than 50% of the Voting Securities of the Business Unit (if the Business Unit was prior to such transaction a subsidiary of the Company), or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Business Unit; (ii) the holders of the Voting Securities of the Business Unit approve any plan or proposal for the liquidation or dissolution of the Business Unit (unless such Business Unit continues to function as an unincorporated Business Unit within the Company, as determined by the Incumbent Board in its sole discretion); or (iii) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Spin-Off affecting Executive.

         (d) For purposes of this Agreement, "Spin-Off Purchaser" shall mean (i) in the case of a reorganization, consolidation or merger involving a Business Unit which is a direct or indirect subsidiary of the Company, the surviving corporation of the merger or consolidation; (ii) in the case of the sale, lease or exchange of all or substantially all of the assets of a Business Unit, the person acquiring control of such assets; and (iii) in any other case, the person whom the Incumbent Board in its reasonable discretion determines is the Spin-Off Purchaser.


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         4. OTHER DEFINITIONS.

         (a) DISABILITY. The term "Disability" as used in this Agreement shall mean the Executive's incapacity due to physical or mental illness which shall have caused the Executive to have been absent from his or her duties with the Company or the Spin-Off Purchaser, as the case may be, on a full-time basis for six months and the Executive shall not have returned to the full-time performance of the Executive's duties within 30 days after written Notice of Termination (as defined in paragraph 4(e) below) has been given by the Company or the Spin-Off Purchaser, as the case may be.

         (b) RETIREMENT. The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having retired pursuant to the then existing retirement plan of the Company or the Spin-Off Purchaser, as the case may be, at or after age 65 or by any agreement between the Company or the Spin-Off Purchaser, as the case may be, and the Executive, or by any generally applicable retirement policy of the Company or the Spin-Off Purchaser, as the case may be.

         (c) CAUSE. The term "Cause" as used in this Agreement shall mean (i) the willful and continued failure by the Executive to substantially perform his or her duties of employment with Company or the Spin-Off Purchaser, as the case may be (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), unless the Executive uses reasonable efforts to correct such failure within a reasonable time after demand for substantial performance is delivered by the Company or the Spin-Off Purchaser, as the case may be, that specifically identifies the manner in which the Company or the Spin-Off Purchaser, as the case may be, believes the Executive has not substantially performed his or her duties, (ii) the willful misconduct by the Executive which materially injures the Company or the Spin-Off Purchaser, as the case may be, monetarily or otherwise, or (iii) conviction of, or entry of a plea of NOLO CONTENDERE with regard to, any felony or any crime involving moral turpitude or dishonesty of or by the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interests of the Company or the Spin-Off Purchaser, as the case may be.

         (d)      GOOD REASON.

                  (i) For purposes of this Agreement "Good Reason" shall mean any of the following if the same shall occur, without the Executive's express written consent, within three years after a Change of Control:

                           (A) the assignment to the Executive of duties materially inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a material adverse change in the Executive's titles or reporting relationships as in effect immediately prior to the Change in Control, or any removal of the Executive from or any failure to reelect the Executive to any of such positions;


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                           (B) a reduction in the Executive's base salary as in
                           effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after such Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for the Executive during the three-year period immediately preceding the Change in Control;

                           (C) any failure by the Company to continue in effect any benefit plan or arrangement such as health, life and disability insurance in which the Executive was participating at the time of the Change in Control, or other material fringe benefits (such as SERPs, deferred compensation plans, or 401(k) plans) enjoyed by the Executive at the time of the Change in Control (or plans or arrangements or other benefits providing him or her with substantially similar or better benefits, taken in the aggregate) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plans, taken in the aggregate;

                           (D) any failure by the Company to continue in effect any incentive plan or arrangement, such as bonus or performance plans, in which the Executive was participating at the time of the Change in Control (or plans or arrangements providing him or her with substantially similar or better benefits, taken in the aggregate) (hereinafter referred to as "Incentive Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his or her base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

                           (E) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Stock Incentive Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive was participating at the time of the Change in Control (or plans or arrangements providing him or her with substantially similar or better benefits, taken in the aggregate) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

                           (F) any requirement that the Executive relocate to any place outside of the metropolitan area in which the Executive performed the Executive's duties prior to the Change in Control, except for required travel by


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         the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of the Change in Control;

                           (G) any reduction in the number of paid vacation days per year to which the Executive was entitled immediately preceding the Change in Control;

                           (H) any material breach by the Company of any provision of this Agreement;

                           (I) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                           (J) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(e), and for purposes of this Agreement, no such purported termination shall be effective.

                  (ii) For purposes of this Agreement "Good Reason" shall mean any of the following if the same shall occur, without the Executive's express written consent, within one year after a Spin-Off affecting Executive (within the meaning of Section 3) where the Executive has accepted employment with the Spin-Off Purchaser or an affiliate of the Spin-Off Purchaser:

                           (A) the assignment to the Executive of duties with respect to the Business Unit materially inconsistent with the Executive's position, duties, responsibilities and status with respect to the Business Unit immediately prior to the Spin-Off, or a material adverse change in the Executive's titles or reporting relationships with respect to the Business Unit as in effect immediately prior to the Spin-Off, or any removal of the Executive from or any failure to reelect the Executive to any of such positions;

                           (B) a reduction in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the failure to increase (within 12 months of the Executive's last increase in base salary prior to the Spin-Off) the Executive's base salary after such Spin-Off in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for the Executive during the three-year period immediately preceding the Spin-Off;

                           (C) any failure to have in effect Benefit Plans providing Executive with benefits substantially similar to or better than the benefits, taken in the aggregate, available to Executive under the Benefit Plans in which the Executive was participating at the time of the Spin-Off, or the taking of any action by the Spin-Off Purchaser which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan, taken in the aggregate;


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                           (D) any failure to have in effect Incentive Plans
         providing Executive with benefits substantially similar to or better than the benefits, taken in the aggregate, available to Executive under the Incentive Plans in which the Executive was participating at the time of the Spin-Off, or the taking of any action by the Spin-Off Purchaser which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his or her base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

                           (E) any requirement that the Executive relocate to any place outside of the metropolitan area in which the Executive performed the Executive's duties prior to the Spin-Off, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of the Spin-Off;

                           (F) any reduction in the number of paid vacation days per year to which the Executive was entitled immediately preceding the Spin-Off;

                           (G) any material breach by the Company or the Spin-Off Purchaser of any provision of this Agreement;

                           (H) any failure by the Company to obtain the assumption of this Agreement by the Spin-Off Purchaser; or

                           (I) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(e), and for purposes of this Agreement, no such purported termination shall be effective.

         (e) NOTICE OF TERMINATION. Any termination of the Executive's employment due to the Executive's Disability or Retirement, or for Cause, shall be effected pursuant to a Notice of Termination conforming to the requirements of this section. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         (f) DATE OF TERMINATION. "Date of Termination" shall mean (i) if this Agreement is terminated by the Executive for Good Reason, the date Executive delivers notice of such termination to the Company or the Spin-Off Purchaser, as the case may be; (ii) if Executive's employment is terminated by the Company or the Spin-Off Purchaser, as the case may be, for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have offered to return and is able to return to the performance of the Executive's duties on a full-time basis during such 30-day period) or (iii) if the Executive's


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employment is terminated by the Company or the Spin-Off Purchaser, as the case may be, for any other reason, the date on which a Notice of Termination is given.

         5. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT. The Executive shall be entitled to payments and other benefits as set forth in Sections 5(a) and 5(b) upon the occurrence of any of the following: (x) within three years following a Change in Control, the Company shall terminate the Executive's employment other than for Disability, Retirement, or Cause, or, within such three-year period, the Executive shall terminate his or her employment for Good Reason; (y) in connection with a Spin-Off affecting Executive where the Executive does not become employed by the Spin-Off Purchaser, the Company shall, at or within one year following such Spin-Off, terminate the Executive's employment other than for Disability, Retirement, or Cause, or the Executive shall terminate his or her employment for any of the grounds defined as "Good Reason" in Section 4(d)(i) (other than the grounds set forth in Section 4(d)(i)(A)); provided that the Company shall have no liability to Executive in the event that the Spin-Off Purchaser shall have offered employment to Executive on terms which would not give Executive grounds to terminate his or her employment for Good Reason pursuant to Section 4(d)(ii) (any such termination by the Company, where the Executive does not receive such an offer from the Spin-Off Purchaser, shall be referred to herein as a "Spin-Off Termination"); or
(z) within one year following a Spin-Off affecting the Executive, the Spin-Off Purchaser shall terminate the Executive's employment other than for Disability, Retirement, or Cause, or within such one-year period, the Executive shall terminate his or her employment for Good Reason. Except as specifically provided in this Section 5, the Executive shall have no right to receive compensation under this Agreement. Termination of employment due to death shall not give rise to any rights to compensation under this Agreement. In the case of (x) and (y) above, the Company shall be liable to make such payments and provide such benefits, and in the case of (z) above, the Spin-Off Purchaser shall be liable to make such payments and provide such benefits (except that in the case of (z) above the Company shall be bound by the provisions of Section 5(b)(ii)(A)).

         (a) SEVERANCE PAY. The Company, or the Spin-Off Purchaser, as the case may be, shall pay as severance pay in a lump sum, in cash, on the fifth business day following the Date of Termination, an amount equal to:

                  (i) In the event that such termination follows a Change in Control, 2.99 times the average of the aggregate annual compensation includable for Federal income tax purposes as gross income paid to the Executive by the Company and any of its subsidiaries during the five calendar years ending immediately before the Change in Control (the "Executive's Average Annual Compensation") (provided, that if the Executive was not employed by the Company or any of its subsidiaries for the entire duration of such five-year period, the "Executive's Average Annual Compensation" shall be the annualized average of the Executive's aggregate compensation includable for Federal income tax purposes as gross income paid by the Company and any of its subsidiaries during the portion of such five-year period during which the Executive was employed by the Company or any of its subsidiaries); and

                  (ii) In the event that such termination is in connection with or follows a Spin-Off, 1.0 times the Executive's Average Annual Compensation.


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         (b) OTHER BENEFITS. In addition to compensation set forth in Section
5(a) hereof, subject to the provisions and limitations set forth below, the Executive shall be entitled to the following benefits from the Company or the Spin-Off Purchaser, as the case may be:

                  (i) In the event of termination of Executive's employment following a Change in Control, or in the event of a Spin-Off Termination of Executive, the following benefits shall be provided to
         Executive:

                           (A) Commencing on the Date of Termination and for a period of three months thereafter, the Executive may exercise all stock options granted to the Executive pursuant to the Company's Stock Incentive Plan or any such other stock plan. Such stock options shall be exercisable whether or not: (i) a period of one year has elapsed from the date of grant to the date of exercise; or (ii) any installment exercise terms as stipulated by the Committee in any agreement issued under the Plan have been satisfied. However, in no event shall the Executive exercise any stock option after the expiration of the option period as stipulated in an agreement issued under such Plan;

                           (B) Effective as of the Date of Termination, any restrictions relating to stock awards under the Company's Stock Incentive Plan shall lapse;

                           (C) Effective as of the Date of Termination, any compensation which has been deferred will be paid upon termination; and

                           (D) Effective as of the Date of Termination, the Executive will be immediately vested in any long term incentive compensation under any long term incentive plan of the Company.

                  (ii) In the event of termination of Executive's employment by the Spin-Off Purchaser following a Spin-Off, the following benefits shall be provided to Executive:

                           (A) If Executive's employment by the Spin-Off Purchaser is terminated within three months after the termination of Executive's employment by the Company, commencing on the Date of Termination and for the remainder of the period of three months following the termination of Executive's employment by the Company, the Executive may exercise all stock options granted to the Executive pursuant to the Company's Stock Incentive Plan or any such other stock plan. Such stock options shall be exercisable whether or not: (i) a period of one year has elapsed from the date of grant to the date of exercise; or (ii) any installment exercise terms as stipulated by the Committee in any agreement issued under the Plan have been satisfied. However, in no event shall the Executive exercise any stock option after the expiration of the option period as stipulated in an agreement issued under such Plan];

                           (B) If Executive's employment by the Spin-Off Purchaser is terminated more than three months after the termination of Executive's employment by the Company, the Spin-Off Purchaser shall pay to the Executive, in cash, the amount determined by multiplying (x) the number of stock options


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         granted to the Executive pursuant to the Company's Stock Incentive Plan or any such other stock plan which Executive did not have the right to exercise upon the termination of his or her employment by the Company (other than stock options with respect to which the option period as stipulated in an agreement issued under said Plan had expired), by (y) the difference between (A) the closing price for the Company's stock on the New York Stock Exchange on the day of the termination of Employee's Employment by the Company and (B) the average exercise price of such options;

                           (C) The Spin-Off Purchaser shall pay to the Executive, in cash, the amount determined by multiplying (x) the number of shares of stock which had been awarded to the Executive pursuant to the Company's Stock Incentive Plan, but which were restricted and which Executive forfeited due to the termination of his or her employment with the Company, by (y) the closing price for the Company's stock on the New York Stock Exchange on the day of the termination of Employee's employment by the Company;

                           (D) The Spin-Off Purchaser shall pay to the Executive, in cash, the amount of any deferred compensation forfeited by the Executive due to the termination of his or her employment with the Company; and

                           (E) The Spin-Off Purchaser shall pay to the Executive, in cash, the amount of any long term incentive compensation under any long term incentive plan of the Company forfeited by the Executive due to the termination of his or her employment with the Company.

                  (iii) Effective as of the Date of Termination, the Company (in the case of a termination following a Change in Control or a Spin-Off Termination, or the Spin-Off Purchaser, in the case of termination of the Executive following employment by the Spin-Off Purchaser) will provide a benefit under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and Section 4980 of the Code, as follows: the Company or the Spin-Off Purchaser, as the case may be, shall pay the percentage of the cost of COBRA coverage with respect to the Executive's coverage status (e.g., individual or family coverage) in effect immediately prior to the Date of Termination for the maximum period of continuation coverage then required or permitted under COBRA, which percentage shall be the fraction (expressed as a percentage), the numerator of which shall be the difference between (x) the monthly cost of COBRA coverage for the Executive's coverage status in effect immediately prior to the Date of Termination and (y) the Executive's monthly contribution toward the Executive's coverage in effect immediately prior to the Date of Termination, and the denominator of which shall be the monthly cost of COBRA coverage for the Executive's coverage status in effect immediately prior the Date of Termination. All of such amounts shall be determined as of the day immediately preceding the Date of Termination. The insurance continuation benefits paid for hereunder shall be deemed to be a part of the Executive's COBRA coverage. In addition, in the event of termination following a Change in Control, the Company shall, beginning at the expiration of the Executive's COBRA continuation coverage under this paragraph and continuing until three (3) years after the Date of


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         Termination, provide the Executive with health insurance coverage at the same cost to the Executive and at the same level of coverage for the Executive as the COBRA continuation coverage in effect immediately prior to the expiration of the Executive's COBRA continuation coverage. The Company shall, at the Executive's option, contribute amounts it is required to contribute on behalf of Executive pursuant to this Section 5(b) (iii) either to: (A) plans maintained for the Company's employees; or (B) a private medical plan of the Executive's choice if the Executive chooses not to participate in the plans referred to in (A). All such benefits shall be in addition to any other benefits relating to health or medical care benefits that are available under the Company's policies to the Executive following termination of employment.

                  (iv) An additional cash payment shall be made as follows:

                           (A) In the event of termination of Executive's employment following a Change in Control, the Company will pay to the Executive, in cash, at the time the Company makes the payments required under Section 5(a), an amount equal to the sum of the annual incentive paid to the Executive in each of the immediately preceding two calendar years; or

                           (B) The Company, in the event of a Spin-Off
         Termination of Executive, or the Spin-Off Purchaser, in the event of termination of Executive's employment by the Spin-Off Purchaser following a Spin-Off, will pay to the Executive, in cash, at the time the Company or the Spin-Off Purchaser, as the case may be, makes the payments required under Section 5(a), an amount equal to the sum of the annual incentive paid to the Executive in the immediately preceding calendar year.

         (c) REDUCTION OF PAYMENTS.

                  (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of
         Section 280G of the Code, then the aggregate present value of amounts payable or distributable as severance benefits hereunder shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of such severance benefits without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not part of the severance benefits payable hereunder would nevertheless be nondeductible by the Company for Federal income tax purposes because of
         Section 280G of the Code, then the aggregate present value of Payments which are not severance benefits under this Agreement shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this paragraph 5, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                  (ii) All determinations required to be made under this paragraph 5 shall be made by an accounting firm jointly selected by the Executive and the Company (the "Accounting Firm") and paid by the Company; provided that the Company shall have the right to appoint the Company's independent auditors to make such determinations, and such appointment shall be final. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination or such earlier time as is requested by the Company and an opinion to the Executive that he or she has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments, shall be eliminated or reduced consistent with the requirements of this paragraph 5, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this paragraph 5 and shall notify the Executive promptly of such election; and provided further that any Payments which do not constitute gross income to the Executive shall not be reduced or eliminated unless all other Payments have first been eliminated. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.

                  (iii) As a result of the uncertainty in the application of
         Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that Payments will not have been made by the Company which could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive or the Company which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan AB INITIO to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; PROVIDED, HOWEVER, that no such loan shall be deemed to have been made and no amount shall be payable to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at 120% of the applicable federal rate provided for in Section 7872(f)(2) of the Code, compounded semiannually.

                  (iv) In the event that a reduction of benefits and payments is required pursuant to this section (c), the Company shall, to the extent practicable and permitted without causing any Overpayment, permit the Executive to select which payments and benefits provided for hereunder will be paid as provided by the Company to the Executive.

         6. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.

         (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

         7. SUCCESSOR TO THE COMPANY.

         (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or in the event of a Spin-Off that may affect the Executive's employment with the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation, a majority of the Voting Securities of which is then owned by the Company, or other entity of which a majority of the Voting Securities is owned by the Company, "Company" as used in Sections 4, 5, 13 and 14 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 5 hereof.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or if there be no such designee, to the Executive's estate. The services to be provided by the Executive to the Company under this Agreement are personal and are not delegable or assignable.

         8. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, as follows:

                           If to the Company:

                           Aquila, Inc.
                           20 West 9th Street
                           Kansas City, Missouri 64105
                           ATTN: Corporate Secretary

                           If to the Executive to the address of the Executive on the books of the Company.

         Another address may be used if a party has furnished a different address to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. SOLE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the matters contemplated herein. Any earlier agreement relating to severance compensation between the parties or between the Executive and any affiliate of the Company is hereby terminated and superseded, and all obligations by either party thereunder shall cease immediately preceding the commencement of the term of this Agreement and are hereby agreed to be satisfied in full. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         10. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         12. LEGAL FEES AND EXPENSES. The Company, or, in the event of a Spin-Off affecting Executive in which the Spin-Off Purchaser employs the Executive, the Spin-Off Purchaser, shall pay all legal fees and expenses which the Executive reasonably may incur as a result of the Company's or the Spin-Off Purchaser's (as the case may be) contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

         13. CONFIDENTIAL INFORMATION. The Executive agrees not to disclose during the term hereof or thereafter any of the Company's confidential or trade secret information, except as required by law. The Executive recognizes that the Executive shall be employed in a sensitive position in which, as a result of a relationship of trust and confidence, the Executive will have access to trade secrets and other highly confidential and sensitive information. The Executive further recognizes that the knowledge and informed acquired by the Executive concerning the Company's materials regarding employer/employee contracts, customers, pricing schedules, advertising and interviewing techniques, manuals, systems, procedures and forms represent the most vital part of the Company's business and constitute by their very nature, trade secrets and confidential knowledge and information. The Executive hereby stipulates and agrees that all such information and materials shall be considered trade secrets and confidential information. If it is at any time determined that any of the information or materials identified in this paragraph 14 are, in whole or in part, not entitled to protection as trade secrets, they shall nevertheless be considered and treated as confidential information in the same manner as trade secrets, to the maximum extent permitted by law. The Executive further agrees that all such trade secrets or other confidential information, and any copy, extract or summary thereof, whether originated or prepared by or for the Executive or otherwise coming into the Executive's knowledge, possession, custody, or control, shall be and remain the exclusive property of the Company.

         14. WITHHOLDING. The Company or the Spin-Off Purchaser, as the case may be, may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         15. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration. Any such arbitration shall take place in Kansas City, Missouri, in accordance with the rules of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and judgment therein may be entered in the highest court of the forum, state or federal, having jurisdiction.

         16. ATTACHMENT. Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

         17. WAIVERS. Any waiver by a party or any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party. Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate s a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         18. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         19. GOVERNING LAW. This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of Missouri.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.



                                     AQUILA, INC.


                                     By:
                                        ---------------------------------------


                                     Title:

                                           ------------------------------------


                                     Date:
                                          -------------------------------------


                                     EXECUTIVE


                                     -------------------------------------


                                     Date:
                                          -------------------------------------


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